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                                 CML GROUP, INC.
                                 AMENDMENT NO. 1
                                       TO
                          COMMON STOCK PURCHASE WARRANT
                                      NO. 3


     AMENDMENT NO. 1, dated as of July 27, 1998, to the Common Stock Purchase Warrant No. 3, dated as of March 11, 1998, (the "WARRANT"), executed by CML GROUP, INC., a Delaware corporation ("COMPANY"), in favor of FSC Corp. ("HOLDER").

     The Company and the Holder hereby agree as follows:

     1. The number of shares of Common Stock for which the Warrant shall be exercisable as of the date of this Amendment No. 1 ("AMENDMENT") shall be 576,300. The first paragraph of the Warrant is hereby amended accordingly.

     2. The following new ss.7.1 is hereby added to the Warrant in appropriate order:

         SS.7.1. GENERAL. If (and on each occasion that) at any time during the period commencing July 27, 1998 and ending on the earlier to occur of August 1, 1999 or the date all the obligations under the Credit Agreement have been paid in full there shall occur any issuance or sale of any shares of Common Stock (including pursuant to any options, warrants or other rights exercisable for shares of Common Stock) or any shares of other classes of capital stock of the Company or other securities or rights then convertible into or exercisable for shares of Common Stock, or there shall be any adjustment to any conversion rate for any convertible securities convertible into or exercisable for Common Stock, so that in any such case the total number of shares of Common Stock on a Fully-Diluted Basis immediately following such issuance, sale or adjustment exceeds the total number of shares of Common Stock on a Fully-Diluted Basis as of July 27, 1998 immediately following the effectiveness of Amendment No. 1 to this Warrant, the issuance of the July 1998 Securities and the cancellation of certain Warrants issued to Rothschild Recovery Group, L.P., then the number of shares of Common Stock to be received by the holder of this Warrant shall be appropriately and automatically adjusted such that, with respect to the unexercised portion of this Warrant the proportion of (a) the number of shares of Common Stock issuable hereunder immediately prior to such event or transaction to (b) the total number of shares of Common Stock of the Company on a Fully-Diluted Basis immediately prior to such event or transaction is equal to the proportion of (x) the number of shares of Common Stock issuable hereunder immediately after such event or transaction to (y) the total number of shares of Common Stock on a Fully-Diluted Basis immediately after such event or transaction and the Exercise Price shall be appropriately adjusted such that the aggregate Exercise Price for the total number of shares of Common Stock of the Company issuable hereunder immediately prior to such event or transaction is equal to the aggregate Exercise Price for the total number of shares


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of Common Stock of the Company issuable hereunder immediately after such event or transaction. No adjustment to the number of shares of Common Stock to be received by the holder of this Warrant or to the Exercise Price shall be made pursuant to this ss.7.1 as a result of any transaction for which an adjustment shall be required under ss.6, the other provisions of ss.7 or ss.8. For purposes of this ss.7.1, any amendment to the exercise or conversion price or any other re-pricing of any of the Excluded Securities shall constitute an issuance of securities exercisable for or convertible into Common Stock. Upon any such amendment or re-pricing, such securities shall no longer constitute Excluded Securities hereunder.

The existing provisions of ss.7 shall be re-numbered (i.e. ss.7.2 ET SEQ.), as appropriate.

     1. The following new defined terms are hereby added to ss.12:

         EXCLUDED SECURITIES means the 5 1/2% Subordinated Debentures Due 2003 of the Company.

         FULLY-DILUTED BASIS means, with respect to the Common Stock of the Company at any time, the number of issued and outstanding shares of Common Stock at such time, calculated assuming (i) the exercise in full of the Warrants (as defined in the Warrant Agreement), and (ii) the conversion into shares of Common Stock of all shares of other classes of capital stock of the Company or other securities then convertible into shares of Common Stock (other than Excluded Securities) and (iii) the exercise in full of all options, warrants, convertible securities or other rights for the issuance of shares of Common Stock (other than Excluded Securities).

         JULY 1998 SECURITIES means, collectively, (i) the Secured Redeemable Subordinated Note, dated July 27, 1998, issued by the Company to the State of Wisconsin Investment Board, and (ii) the 11,814,718 shares of Common Stock of the Company issued by the Company as of July 27, 1998 to certain funds advised or managed by DDJ Capital Management, LLC.

     1. The Warrant Agreement is hereby amended in each of the following respects:

     a. the reference to "400,000" set forth in the definition of "Minimum Number" is hereby amended to read "200,000"; and

     b. the reference to "$1,000,000" set forth in ss.8.1(a)(i) is hereby amended to read "$500,000."

     1. The Company hereby represents and warrants to the Holder and covenants with the Holder that:

     a. The SCHEDULE attached hereto lists and describes the authorized capital stock of the Company on and as of the date hereof, and all securities exercisable for or convertible into capital stock of the Company (other than Excluded Securities), after giving effect to this Amendment, the issuance of the July 1998 Securities


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         and the cancellation of Warrants issued to Rothschild Recovery
         Group, L.P.;

     b. the execution and delivery by the Company of this Agreement and the performance by the Company of its agreements and obligations under this Agreement, the Warrant Agreement and the Warrant have been duly and properly authorized by all necessary corporate or other action on the part of the Company, and do not and will not conflict with, result in any violation of, or constitute any default under (i) any provision of any governing document of the Company, (ii) any contractual obligation of the Company or (iii) any applicable law;

     c. each of this Amendment, the Warrant Agreement and the Warrant, as amended hereby, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws, and to general equitable principles; and

     d. all obligations of the Company under the Warrant Agreement and the Warrant are hereby ratified and confirmed in all respects.

     1. Except as otherwise expressly provided herein, all of the terms, conditions and provisions of the Warrant and the Warrant Agreement, and all the rights of the Holder thereunder, shall remain unchanged.


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     IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 1 TO
COMMON STOCK PURCHASE WARRANT NO. 3 to be executed by their respective authorized officers as of the date first above written.



COMPANY:                                          HOLDER:



CML GROUP, INC.                                   FSC CORP.





By: _____________________________                 By: __________________________
Name:                                                 Name:
Title:                                                Title